FIRST PACTRUST BANCORP, INC.

FOR IMMEDIATE RELEASE
January 25, 2006

FIRST PACTRUST BANCORP, INC. ANNOUNCES 2006 ANNUAL MEETING DATES

Chula Vista, CA – January 25, 2006 – (NASDAQ – FPTB) – First PacTrust Bancorp, Inc., the parent corporation of Pacific Trust Bank, has announced that its 2006 annual meeting of shareholders will be held 9:00 a.m. PDT on Wednesday, April 19, 2006, at the Bonita Golf Club located at 5540 Sweetwater Road, Bonita, California. Shareholders of record as of March 10, 2006 will be entitled to notice of and to vote at the meeting.

First PacTrust Bancorp, Inc. is a $734.9 million bank holding company, as of September 30, 2005, headquartered in Chula Vista, California, providing traditional deposit and credit services through its wholly owned federal savings bank subsidiary, Pacific Trust Bank. The Company has nine banking offices within San Diego and Riverside Counties. More information about the Company can be found on its website at http://www.firstpactrustbancorp.com.

Contact:
Hans Ganz, President and CEO
Phone:(619) 691-1519

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